Exhibit 99.1

Scottsdale Princess

Partnership

Financial Statements

December 31, 2005, 2004 and 2003

Report of Independent Auditors

To the Partners of

Scottsdale Princess Partnership

In our opinion, the accompanying balance sheets and the related statements of operations, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of Scottsdale Princess Partnership (the “Partnership”) at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

April 3, 2006

Scottsdale Princess Partnership

Balance Sheets

December 31, 2005 and 2004

	2005	2004
Assets
Current assets
Cash and cash equivalents	$2,161,897	$1,864,745
Accounts receivable, net of allowance for doubtful accounts of $51,627 and $57,880 in 2005 and 2004, respectively	6,425,585	3,943,433
Inventories	1,686,269	2,119,730
Prepaid expenses and other assets	433,044	636,993
Escrow deposits	690,410	737,963

Total current assets	11,397,205	9,302,864
Property and equipment, net	235,796,176	240,848,513
Goodwill	18,588,906	18,588,906
Escrow deposits	1,613,433	1,590,993
Other long-term assets	748,373	189,457

Total assets	$268,144,093	$270,520,733

Liabilities and Partners’ Capital
Current liabilities
Accounts payable and accrued expenses	$8,924,818	$5,837,168
Advance deposits	5,424,705	5,578,693
Current portion of long-term debt	2,598,160	2,379,113
Due to affiliates	1,147,640	273,915

Total current liabilities	18,095,323	14,068,889
Due to affiliates	—	33,707,455
Long-term debt	128,623,370	57,882,687
Other long-term liabilities	763,617	530,063

Total liabilities	147,482,310	106,189,094
Commitments and contingencies
Partners’ capital	120,661,783	164,331,639

Total liabilities and partners’ capital	$268,144,093	$270,520,733

The accompanying notes are an integral part of these financial statements.

Scottsdale Princess Partnership

Statements of Operations

December 31, 2005, 2004 and 2003

	2005	2004	2003
Revenues
Rooms	$39,023,793	$36,658,926	$32,475,629
Food and beverage	36,146,393	29,746,697	26,305,268
Other	15,937,842	15,127,753	13,627,830

	91,108,028	81,533,376	72,408,727

Departmental expenses
Rooms	11,366,186	9,477,969	8,399,501
Food and beverage	21,682,203	18,092,191	15,850,533
Other	9,477,586	9,599,939	8,006,302

	42,525,975	37,170,099	32,256,336

Operating expenses
Administrative and general	10,811,110	10,109,849	9,021,589
Marketing	5,997,553	5,476,402	5,141,641
Property operations, maintenance and energy	6,236,849	5,944,597	5,799,989

	23,045,512	21,530,848	19,963,219

Income before fixed charges	25,536,541	22,832,429	20,189,172

Fixed charges
Rent	1,763,206	1,574,676	1,449,667
Property taxes	2,719,949	2,678,809	2,760,322
Interest, net	3,128,465	3,046,647	3,179,197
Depreciation and amortization	8,855,886	9,343,709	8,884,703
Other	178,891	174,257	192,624

	16,646,397	16,818,098	16,466,513

Net income	$8,890,144	$6,014,331	$3,722,659

The accompanying notes are an integral part of these financial statements.

Scottsdale Princess Partnership

Statements of Partners’ Capital

December 31, 2005, 2004 and 2003

	Canadian Pacific Hotels Scottsdale 1	Canadian Pacific Hotels Scottsdale 2	Total
Balance at December 31, 2002	$133,058,237	$44,351,412	$177,409,649
Partner Distribution	(7,961,250)	(2,653,750)	(10,615,000)
Net income	2,791,994	930,665	3,722,659

Balance at December 31, 2003	127,888,981	42,628,327	170,517,308
Partner distribution	(9,150,000)	(3,050,000)	(12,200,000)
Net income	4,510,748	1,503,583	6,014,331

Balance at December 31, 2004	123,249,729	41,081,910	164,331,639
Partner distribution	(39,420,000)	(13,140,000)	(52,560,000)
Net income	6,667,608	2,222,536	8,890,144

Balance at December 31, 2005	$90,497,337	$30,164,446	$120,661,783

The accompanying notes are an integral part of these financial statements.

Scottsdale Princess Partnership

Statements of Cash Flows

December 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from operations
Net income	$8,890,144	$6,014,331	$3,722,659
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,855,886	9,343,709	8,884,703
Amortization of debt fair value	(1,435,196)	(1,524,542)	(1,588,912)
Loss on disposal of assets	—	—	22,125
Changes in operating assets and liabilities
Accounts receivable	(2,482,152)	(30,896)	(221,291)
Inventories	433,461	(229,820)	(155,756)
Prepaid expenses and other	203,949	41,301	141,322
Escrow deposits	47,553	(53,024)	(13,648)
Accounts payable and accrued expenses	3,087,649	(906,158)	938,784
Advance deposits	(153,988)	(978,050)	2,505,751
Due to affiliates	2,188,100	1,160,409	1,092,502
Other long-term assets and liabilities	(325,362)	36,659	—

Net cash provided by operating activities	19,310,044	12,873,919	15,328,239

Cash flows from investing activities
Additions to property, plant and equipment	(134,830)	(300,993)	(213,315)
Proceeds from sales of property, plant and equipment	—	—	25,028
Increase in escrow deposits	(22,440)	(9,984)	(11,441)

Net cash used in investing activities	(157,270)	(310,977)	(199,728)

Cash flows from financing activities
Proceeds from debt	75,000,000	—	—
Repayment of debt	(2,605,073)	(2,367,998)	(2,168,355)
Repayment of due to affiliates	(38,690,549)	—	—
Partner capital distribution	(52,560,000)	(12,200,000)	(10,615,000)

Net cash used in financing activities	(18,855,622)	(14,567,998)	(12,783,355)

Net increase (decrease) in cash and cash equivalents	297,152	(2,005,056)	2,345,156
Cash and cash equivalents at beginning of year	1,864,745	3,869,801	1,524,645

Cash and cash equivalents at end of year	$2,161,897	$1,864,745	$3,869,801

Summary of non-cash investing activities
Additions to property, plant and equipment in due to affiliates	$3,668,719	$4,427,663	$3,641,732

Cash flow for the period for the following
Interest paid	$4,332,728	$4,552,359	$4,760,647

The accompanying notes are an integral part of these financial statements.

Scottsdale Princess Partnership

Notes to Financial Statements

December 31, 2005, 2004, and 2003

1.	Basis of Presentation

On August 5, 1998, Canadian Pacific Hotels and Resorts, Inc. since renamed FHR Holdings Inc., which is a subsidiary of Fairmont Hotels & Resorts Inc., purchased all of the assets of the Scottsdale Princess Partnership (the “Partnership”). The transaction was accounted for under the purchase method (the “Purchase Transaction”) and the assets and liabilities incurred were restated to reflect the fair values as of the purchase date.

CPH has incorporated in the U.S. two wholly owned subsidiaries to own 75% and 25% of the Partnership. The Partnership owns and operates a luxury resort in Scottsdale, Arizona.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash Equivalents

The Partnership’s policy is to invest excess cash in high-grade income producing short-term investments with original maturities of three months or less.

Restricted Cash

The balance in the escrow deposits are considered restricted cash in accordance with the debt agreements. Restricted cash is excluded from cash and cash equivalents in the financial statements.

Inventories

Inventories, which consist primarily of food, beverage and retail merchandise, are stated at the lower of cost or market. Costs are determined on a first-in, first-out basis for food and beverage and specific identification for retail merchandise.

Escrow Deposits

Escrow deposits at December 31, 2005 and 2004 consist of deposits for real estate taxes of $690,410 and $737,963, respectively, and deposits for the replacement of furniture, fixtures and equipment of $1,613,433 and $1,590,993, respectively.

Property and Equipment

Property and equipment acquired as of August 5, 1998 are stated at fair value. All subsequent purchases, improvements, renewals, and extraordinary repairs that extend the life of the property and equipment are stated at cost. Gains and losses on dispositions or retirements are recorded in the period incurred. Depreciation is computed by the straight-line method based upon the following useful lives: buildings and improvements, 10-40 years; and furniture, fixtures, and equipment, 3-10 years. Depreciation expense for 2005, 2004 and 2003 was $8,855,886, $9,343,709 and $8,884,703, respectively.

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. Impairment losses are

Scottsdale Princess Partnership

Notes to Financial Statements

December 31, 2005, 2004, and 2003

calculated as the difference between the asset’s costs basis and its estimated fair value. Any write-down in basis would represent the new cost. As an impairment analysis is based on estimated amounts, these estimates are subject to change. There was no impairment charge recognized for the twelve months ended December 31, 2005, 2004 and 2003.

Goodwill

Goodwill represents the excess of the cost of the acquired business over the fair market value of the acquired net assets. Goodwill is accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. In accordance with SFAS No. 142, goodwill is no longer amortized and instead is tested for impairment on an annual basis. The Partnership’s annual impairment test for 2005 indicated no impairment exists.

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (the “Statement”), that incorporates the amendments contained in SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133 and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of Statement 133. The Statement, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income (“OCI”) and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. For all nonhedging derivatives, the changes in the fair value of the derivatives attributable to the hedged risk are recognized in earnings. The Company uses interest rate cap agreements to manage interest costs and the risk associated with changing interest rates. At December 31, 2005, the Company recorded an asset of $47,700 related to the fair value of the interest rate cap. The impact on the income statement was immaterial due to the proximity of year end to the transaction.

Revenue Recognition

Room revenue is recognized when services have been rendered. Revenue from the sale of food and beverages is recognized when the items have been delivered.

Income Taxes

Under provisions of the Internal Revenue Code, a partnership is generally not subject to income taxes. Profit or loss and available investment tax credits are includable in the income tax returns of the individual partners; accordingly, no provision is made for income taxes in the accompanying financial statements.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The carrying amounts for cash and cash equivalents, escrow deposits, accounts payable, accrued expenses, and advanced deposits approximate fair value based on the short maturity of these instruments. The Partnership’s long-term debt is estimated to be recorded at fair value, as described in Note 5.

Scottsdale Princess Partnership

Notes to Financial Statements

December 31, 2005, 2004, and 2003

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Partnership’s management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Recent Accounting Pronouncements

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations.” Interpretation No. 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Interpretation No. 47 is effective at the end of fiscal years ending after December 15, 2005. The adoption of Interpretation No. 47 did not have a material effect on the Partnership’s financial statements.

In May 2005, FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 further requires a change in depreciation, amortization or depletion method for long-lived, non-financial assets to be accounted for as a change in accounting estimate effected by a change in accounting principle. Corrections of errors in the application of accounting principles will continue to be reported by retroactively restating the affected financial statements. The provisions of this Statement are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The Company does not expect this Statement will have a material impact on its financial reporting and disclosures.

In September 2005, FASB ratified the consensus reached by EITF on Issue No. 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. The consensus concluded that two or more legally separate exchange transactions with the same counterparty should be combined and considered as a single arrangement for accounting purposes, if they are entered into “in contemplation” of one another. The EITF also reached a consensus that nonmonetary exchanges of inventory within the same business should be recognized at fair value. The consensus reached on EITF Issue No. 04-13 is effective for new arrangements entered into, or modifications or renewals of existing arrangements, in reporting periods beginning after March 15, 2006. The Company does not expect this Issue will have a material impact on its financial reporting and disclosures.

Scottsdale Princess Partnership

Notes to Financial Statements

December 31, 2005, 2004, and 2003

In November 2005, FASB issued FSP FAS 115-1/FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (“FSP 115-1/124-1”). FSP 115-1/124-1 provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss. FSP 115-1/124-1 also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. This FSP is required to be applied to reporting periods beginning after December 15, 2005. The Company does not expect this FSP will have a material impact on its financial reporting and disclosures.

3.	Concentrations of Credit Risk

Certain financial instruments potentially subject the Company to concentration of credit risk. These financial instruments consist primarily of cash equivalents. Cash in banks exceeded federally insured limits by $2,634,367 and $3,614,740 at December 31, 2005 and 2004, respectively.

4.	Property and Equipment

At December 31, 2005 and 2004, property and equipment consisted of the following:

	2005	2004
Land	$29,094,743	$29,094,743
Buildings and leasehold improvements	238,163,259	237,102,963
Furniture, fixtures and equipment	28,489,023	25,745,769

	295,747,025	291,943,475
Less: Accumulated depreciation	(59,950,849)	(51,094,962)

	$235,796,176	$240,848,513

5.	Long-Term Debt

At December 31, 2005 and 2004, long-term debt consisted of the following:

	2005	2004
Notes payable; 8.84% interest, due 2016(a)	$47,582,694	$50,187,768
Fair value adjustment to notes payable	8,638,836	10,074,032
Notes payable; due 2009(b)	75,000,000	—

	131,221,530	60,261,800
Less: Current portion	(2,598,160)	(2,379,113)

	$128,623,370	$57,882,687

(a)	The notes payable, bearing interest at 8.84%, consist of two mortgage notes. Monthly principal and interest payments of $578,150 are payable through August 1, 2016. Substantially all property and equipment and an assignment of rent collateralize the mortgage notes. Additionally, the provisions of the notes payable agreement require the Partnership to maintain escrow deposits for real estate taxes and replacement of furniture, fixtures and equipment.

Scottsdale Princess Partnership

Notes to Financial Statements

December 31, 2005, 2004, and 2003

The above notes were assumed by the Partnership in the Purchase Transaction. The Partnership has recorded the fair value of the notes payable assumed by discounting the future estimated cash flows, at the Partnership’s incremental borrowing rate at the time of the Purchase Transaction, including the prepayment penalty. Based on the borrowing rates currently available to the Partnership for bank loans with similar terms and average maturities, the fair value of long-term debt is $53,967,543 and $57,175,475 for the years ended December 31, 2005 and 2004, respectively.

(b)	The notes payable, due in 2009 consist of three mortgage notes. The principal amounts are due in full at maturity on January 1, 2009. The interest rate is floating and is based on LIBOR plus 1.95%. Monthly interest payments are payable through maturity. The Company has entered into an interest rate contract to cap the LIBOR rate at 7.5% until January 1, 2009. The term of the mortgage is extendible up to two years subject to meeting certain conditions. The fair value of these mortgage notes approximates the carrying value due to the interest rate index based on LIBOR.

The aggregate maturities of the notes payable for each of the years subsequent to December 31, 2005 are as follows: 2006, $2,598,160; 2007, $3,084,139; 2008, $3,368,100; 2009, $78,678,204; 2010, $4,016,860 and thereafter, $30,837,231.

6.	Employee Savings Plan

The Partnership has a defined contribution plan. Employees who work at least 1,000 hours in a consecutive 12-month period may participate by contributing between 1% and 15% of their base pay. The Partnership contributes up to 3% of an employee’s salary by matching 50% of an employee’s first 6% of contributions. During the year ended December 31, 2005, 2004 and 2003, the Partnership contributed $304,202, $359,546 and $291,953, respectively.

7.	Commitments and Contingencies

Leaseholds

In connection with the Purchase Transaction, the Partnership has assumed a ground lease with the City of Scottsdale in respect to the land on which part of the hotel building is situated. The term of the lease, which commenced on December 30, 1985, is 99 years and provides for annual rental of 2% of the Partnership’s gross sales, as defined by the ground lease, which amounted to $1,763,206, $1,574,676, and $1,378,737 for the years ended December 31, 2005, 2004 and 2003, respectively.

Reservation and Licensing Agreement

In connection with the Purchase Transaction, the Partnership assumed a reservation and licensing agreement with the Tournament Players Club of Scottsdale which provides for annual payments of $100,000, increasing at a rate of 4% per year for the term of the agreement which began upon the opening of the hotel and continues for a term of 50 years. Payments totaling $157,341, $151,289, and $145,470 were made for the years ended December 31, 2005, 2004 and 2003, respectively.

Scottsdale Princess Partnership

Notes to Financial Statements

December 31, 2005, 2004, and 2003

Litigation

The Partnership is involved in litigation and claims arising in the normal course of operations. In the opinion of management, based on consultation with legal counsel, losses, if any, from these claims are covered by insurance or are immaterial; therefore, no provision has been made in the accompanying financial statements for losses, if any, that might result from these matters.

General uninsured losses

The Partnership carries comprehensive liability, fire, flood, and environmental insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Partnership could lose its investment in, and anticipated profits and cash flows from the Property.

8.	Related Party Transactions

Fairmont Hotels Inc., a subsidiary of Fairmont Hotels & Resorts Inc., provides management services to the hotel property owned by the Partnership under a long-term agreement. In connection with the agreement, fees are based on total revenues with a contingent amount which can be earned upon achievement of certain operating results. Certain other charges such as marketing, insurance, audit, and technical fees are also incurred by FHR and charged to the Partnership. Total cash paid to FHR was $5,080,256, $4,885,005 and $4,096,737 for the year ended December 31, 2005, 2004 and 2003, respectively. At December 31, 2005 and 2004, included in due to affiliates related to FHR was $465,854 and $273,915.

CPH purchased fixed assets on behalf of the Partnership totaling $3,668,719 and $4,427,663 in 2005 and 2004, respectively. CPH charged the Partnership corporate management fees totaling $1,477,411, $1,270,872 and $1,057,832 in 2005, 2004 and 2003, respectively. At December 31, 2005 and 2004, included in due to affiliates related to CPH was $681,786 and $33,707,455, respectively.

9.	Subsequent Event

On January 30, 2006 Fairmont Hotels & Resorts, Inc. announced that it has entered into an Acquisition Agreement whereby Kingdom Hotels International and Colony Capital will acquire all of FHR’s outstanding common shares at a price of $45.00 per share. The Board of Directors has agreed to recommend to the shareholders that they vote in favor of the transaction. The proposed transaction is expected to close in the second quarter of 2006 after receipt of shareholder and court approvals.

10.	Subsequent Event (unaudited)

On September 1, 2006 the Partnership sold the Hotel and an adjacent 10-acre development parcel to a subsidiary of Strategic Hotels & Resorts, Inc. for a sales price of $360,000,000. Simultaneously, the Partnership used a portion of the proceeds to repay the long term debt balance.

Scottsdale Princess Partnership

Unaudited Condensed Financial Statements

As of June 30, 2006 and for each of the six months

ended June 30, 2006 and June 30, 2005

SCOTTSDALE PRINCESS PARTNERSHIP

UNAUDITED CONDENSED BALANCE SHEET

JUNE 30, 2006

(In Thousands)

Assets
Current assets
Cash and cash equivalents	$1,947
Accounts receivable, net of allowance for doubtful accounts of $132)	4,869
Inventories	1,665
Prepaid expenses and other assets	787

Total current assets	9,268
Escrow deposits	1,929
Property and equipment, net	233,374
Goodwill	18,589
Other long-term assets	517

Total assets	$263,677

Liabilities and Partners’ Capital
Current liabilities
Accounts payable and accrued expenses	$8,195
Advance deposits	4,177
Current portion of long-term debt	2,459
Due to affiliates	1,499

Total current liabilities	16,330
Long-term debt	51,683
Other long-term liabilities	855

Total liabilities	68,868
Commitments and contingencies
Partners’ capital	194,809

Total liabilities and partners’ capital	$263,677

The accompanying notes to the unaudited condensed financial statements are an integral part of these statements.

1

SCOTTSDALE PRINCESS PARTNERSHIP

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2006 and 2005

(In Thousands)

	Six Months Ended June 30,
	2006	2005
Revenues:
Rooms	$25,389	$23,654
Food and beverage	22,636	19,859
Other hotel operating revenue	8,677	9,187

Total revenues	56,702	52,700

Operating Costs and Expenses:
Rooms	6,298	6,239
Food and beverage	12,060	11,363
Other departmental expenses	4,744	5,273
Administrative and general	6,377	5,897
Marketing	3,221	3,102
Property operations, maintenance and energy	3,416	3,029
Rent	1,084	1,015
Property taxes	1,442	1,398
Other	571	568
Depreciation and amortization	4,039	4,283

Total operating costs and expenses	43,252	42,167

Interest expense	4,818	1,468

Net Income	$8,632	$9,065

The accompanying notes to the unaudited condensed financial statements are an integral part of these statements.

2

SCOTTSDALE PRINCESS PARTNERSHIP

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2006 and 2005

(In Thousands)

	Six Months Ended June 30,
	2006	2005
Cash Flows from Operating Activities:
Net income	$8,632	$9,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,039	4,283
Amortization of debt fair value	(689)	(727)
Amortization of deferred financing costs	350	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	1,557	(2,071)
(Increase) decrease in other assets	(128)	188
Decrease in inventory	21	571
Increase in prepaid expenses	(344)	(105)
(Decrease) increase in accounts payable and accrued expenses	(730)	2,480
Increase in other liabilities	91	118
Decrease in advance deposits	(1,247)	(1,607)

Net cash provided by operating activities	11,552	12,195

Cash Flows from Investing Activities:
Capital expenditures	(1,617)	(810)
Decrease in escrow deposits	374	729

Net cash used in investing activities	(1,243)	(81)

Cash Flows from Financing Activities:
Payments on mortgage debt	(76,390)	(1,265)
Financing costs	—	(307)
Repayments of due to affiliates	351	2,266
Cash contributions from partners	76,015	—
Distributions to partners	(10,500)	(9,200)

Net cash used in financing activities	(10,524)	(8,506)

Net change in cash and cash equivalents	(215)	3,068
Cash and cash equivalents, beginning of period	2,162	1,865

Cash and cash equivalents, end of period	$1,947	$5,473

Cash Paid For:
Interest	$4,732	$1,833

The accompanying notes to the unaudited condensed financial statements are an integral part of these statements.

3

SCOTTSDALE PRINCESS PARTNERSHIP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.	GENERAL

On August 5, 1998, Canadian Pacific Hotels and Resorts, Inc. (CPH) since renamed FHR Holdings Inc., which is a subsidiary of Fairmont Hotels & Resorts Inc., purchased all of the assets of the Scottsdale Princess Partnership (the “Partnership”). The transaction was accounted for under the purchase method (the “Purchase Transaction”) and the assets and liabilities incurred were restated to reflect the fair values as of the purchase date.

CPH incorporated in the U.S. two wholly owned subsidiaries to own 75% and 25% of the Partnership. The Partnership owns and operates the Fairmont Scottsdale Princess (the “Hotel”), a luxury resort in Scottsdale, Arizona.

Net income (loss) of the Partnership is allocated among the partners in proportion to their respective sharing percentages. Distributions are to be made to partners based on their respective sharing percentages.

On July 5, 2006, the Partnership signed an agreement to sell the Hotel to a subsidiary of Strategic Hotels & Resorts, Inc. (SHR) (see note 8).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared pursuant to rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and footnote disclosures normally included in audited financial statements. In the opinion of management, the accompanying financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Partnership and its results of operations and cash flows for the interim periods presented. The Partnership believes the disclosures made are adequate to prevent the information presented from being misleading. However, the financial statements should be read in conjunction with the Partnership’s financial statements as of December 31, 2005 and 2004 and for the each of the three years ended December 31, 2005 and notes thereto which are included elsewhere in this Form 8-K/A.

Use of Estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Partnership considers all cash on hand, demand deposits with financial institutions and short-term highly liquid investments with original maturities of three months or less to be cash equivalents. As of June 30, 2006, escrow deposits include $1,629,000 that will be used for property and equipment replacement in accordance with the hotel management agreement. At June 30, 2006 escrow deposits also include deposits of $300,000 for real estate taxes.

4

SCOTTSDALE PRINCESS PARTNERSHIP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS – (Continued)

Income Taxes

Under provisions of the Internal Revenue Code, a partnership is generally not subject to income taxes. Profit or loss and available investment tax credits are includable in the income tax returns of the individual partners; accordingly, no provision is made for income taxes in the accompanying financial statements.

Property and Equipment

Property and equipment acquired as of August 5, 1998 are stated at fair value. All subsequent purchases, improvements, renewals, and extraordinary repairs that extend the life of the property and equipment are stated at cost. Gains and losses on dispositions or retirements are recorded in the period incurred. Depreciation is computed by the straight-line method based upon the following useful lives: buildings and improvements, 10-40 years; and furniture, fixtures, and equipment, 3-10 years.

Goodwill

Goodwill represents the excess of the cost of the acquired business over the fair market value of the acquired net assets. Goodwill is accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. In accordance with SFAS No. 142, goodwill is tested for impairment on an annual basis.

3.	PROPERTY AND EQUIPMENT

The following summarizes the Partnership’s investment in property and equipment (in thousands):

June 30, 2006
Land	$29,095
Buildings and leasehold improvements	238,722
Furniture, fixtures and equipment	29,547

Total property and equipment	297,364
Less accumulated depreciation	(63,990)

Net property and equipment	$233,374

4.	LONG-TERM DEBT

Long-term debt consists of two mortgage notes, bearing interest at 8.84% and with maturity dates of August 1, 2016. Substantially all property and equipment and an assignment of rent collateralize the mortgage notes. Additionally, the provisions of the notes payable agreement require the Partnership to maintain escrow deposits for real estate taxes and replacement of furniture, fixtures and equipment. Monthly principal and interest payments of $578,150 are payable through maturity.

The above notes were assumed by the Partnership in the Purchase Transaction. The Partnership has recorded the fair value of the notes payable assumed by discounting the future estimated cash flows, at the Partnership’s incremental borrowing rate at the time of the Purchase Transaction, including the prepayment penalty. Based on the borrowing rates currently available to the Partnership for bank loans with similar terms and average maturities, the fair value of mortgage notes payable is $54,142,000 at June 30, 2006.

On May 11, 2006, capital contributions from the partners of $76,015,000 were used to repay three mortgage notes with a principal balance of $75,000,000 as well as accrued interest on the notes.

5

SCOTTSDALE PRINCESS PARTNERSHIP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS – (Continued)

5.	COMMITMENTS AND CONTINGENCIES

Litigation:

The Partnership is party to various claims and routine litigation arising in the ordinary course of business. Based on discussions with legal counsel, the Partnership does not believe that the results of these claims and litigation, individually or in the aggregate, will have a material adverse effect on its business or financial statements.

Leaseholds:

In connection with the Purchase Transaction, the Partnership has assumed a ground lease with the City of Scottsdale in respect to the land on which part of the hotel building is situated. The term of the lease, which commenced on December 30, 1985, is 99 years and provides for annual rental of 2% of the Partnership’s gross sales, as defined by the ground lease, which amounted to $1,083,644 and $1,014,511 for the six months ended June 30, 2006 and 2005, respectively.

Reservation and Licensing Agreement:

In connection with the Purchase Transaction, the Partnership assumed a reservation and licensing agreement with the Tournament Players Club of Scottsdale which provides for annual payments of $100,000, increasing at a rate of 4% per year for the term of the agreement which began upon the opening of the hotel and continues for a term of 50 years. Payments totaling $72,282 and $65,718 were made for the six months ended June 30, 2006 and 2005, respectively.

6.	EMPLOYEE SAVINGS PLAN

The Partnership has a defined contribution plan. Employees who work at least 1,000 hours in a consecutive 12-month period may participate by contributing between 1% and 15% of their base pay. The Partnership contributes up to 3% of an employee’s salary by matching 50% of an employee’s first 6% of contributions. During the six months ended June 30, 2006 and 2005 the Partnership contributed $154,100 and $158,236, respectively.

7.	RELATED PARTY TRANSACTIONS

Fairmont Hotels, Inc., a subsidiary of Fairmont Hotels & resorts Inc. (FHR), provides management services to the hotel property owned by the Partnership under a long-term agreement. The management fee was $1,531,441 and $1,446,581 for the six months ended June 30, 2006 and 2005, respectively. In connection with the agreement, fees are based on total revenues with a contingent amount which can be earned upon achievement of certain operating results. Certain other charges such as marketing, insurance, audit and technical fees are also included by FHR and charged to the Partnership. Total cash paid to FHR was $3,169,834 and $2,574,954 for the six months ended June 30, 2006 and 2005, respectively. At June 30, 2006, included in affiliated payables related to FHR was $408,530.

CPH purchased fixed assets on behalf of the Partnership totaling $1,617,054 for the six months ended June 30, 2006. CPH charged the Partnership corporate management fees totaling $1,428,271 and $1,307,749 for the six months ended June 30, 2006 and 2005, respectively. At June 30, 2006, included in affiliated payables related to CPH was $1,090,548.

6

SCOTTSDALE PRINCESS PARTNERSHIP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS – (Continued)

8.	SUBSEQUENT EVENTS

On September 1, 2006 the Partnership sold the Hotel and an adjacent 10-acre development parcel to a subsidiary of Strategic Hotels & Resorts, Inc. for a sales price of $360,000,000. Simultaneously, the Partnership used a portion of the proceeds to repay the long term debt balance.

7